Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, Co-CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2022 Third QUARTER RESULTS

THE WOODLANDS, TX – December 8, 2021 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2022 third quarter ended October 31, 2021.

Revenues from Marine Technology Products sales for the third quarter of fiscal 2022 were $8.3 million compared to $6.8 million in the second quarter of fiscal 2022 and $6.5 million in the third quarter of fiscal 2021.

The Company reported a loss from continuing operations for the third quarter of fiscal 2022 of approximately $2.1 million compared to a loss of $2.7 million in the second quarter of fiscal 2022 and a loss of $2.4 million in the third quarter of fiscal 2021.  Third quarter of fiscal 2022 net loss from continuing operations attributable to common shareholders was $(0.20) per share compared to the second quarter of fiscal 2022 net loss per share of $(0.25) and a net loss of $(0.24) per share in the third quarter of fiscal 2021.

Adjusted EBITDA from continuing operations for the third quarter of fiscal 2022 was a loss of approximately $1.3 million compared to a loss of $1.8 million in the second quarter of fiscal 2022 and a loss of $1.5 in the third quarter of fiscal 2021. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net loss from continuing operations and cash provided by operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles.

Backlog of Marine Technology Products as of October 31, 2021, was approximately $10.0 million compared to $11.7 million at July 31, 2021 and $8.2 million at October 31, 2020.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “On November 22nd, we pre-released our expected fiscal 2022 third quarter results which demonstrated an uptick in orders and activity, as we had forecast.  Revenues from marine technology product sales rose 23% sequentially and were up 31% year-over-year.  Our order flow is increasing, as expected, and our backlog of approximately $10.0 million included orders for commercial sonar and source controller products, in addition to sonar systems for military applications.  Based on our backlog and ongoing order activity that is expected to include two anticipated large orders in the fourth quarter, we expect revenues from continuing operations in fiscal year 2022 to exceed those of fiscal 2021.

“As previously announced, on November 12th, we issued 432,000 shares of our 9% Series A Cumulative Preferred Stock in an underwritten public offering. This generated net proceeds to the Company of about $9.5 million, after underwriter discounts, commissions and other costs,” added Capps. “We also negotiated the sale of a substantial portion of our legacy leasing assets during the third quarter. This resulted in proceeds to the Company of over $2.5 million in the third quarter, with approximately another $2.0 million expected in the fourth quarter of this year. We believe the funds generated from our preferred stock offering, along with proceeds from the ongoing liquidation of our land leasing assets, will provide us with the liquidity and cash flow to execute on the expected increase in activity and to take advantage of any other opportunities that may present themselves in coming months.  Our balance sheet remains strong with zero debt, and our cost structure is lean and flexible.

“Our long-term outlook remains positive as we progress with our strategic initiatives to expand our product offerings to meet the increasing needs of the maritime market, which will underpin our future growth,” continued Capps.  “The continued disruptions in the global supply chain that began earlier this year do pose a risk to this favorable outlook. While not yet a major issue for us, we have experienced shortages for certain components and materials in addition to a surge in freight costs and prolonged shipping delays.  We have taken steps to mitigate these supply chain issues, however we expect to feel some impact in the remainder of this year. Based on our current assessment, we believe our fiscal fourth quarter results are likely to be about flat with the third quarter.  However, we do see upside opportunities depending on the timing of orders and deliveries from suppliers. Of course, implicit in this situation is downside risk should supply issues become more acute than currently anticipated.

“We continue to believe the positive trend for order flow will continue in the fourth quarter and beyond fiscal 2022, the underlying fundamentals of the marine market are improving, and we expect this to hold for the foreseeable future. The supply chain issues we have discussed do interject some uncertainty, but we are working hard to manage these temporary challenges. Our long-term initiatives have strategically positioned the Company toward becoming a leading provider of innovative marine technology and products,” concluded Capps.

NOTE: As has been previously disclosed, the Company is exiting the land leasing business.  Accordingly, the Equipment Leasing segment has been treated as a discontinued operation, and the associated results are excluded from the Company’s results from continuing operations for all periods presented.  Assets and liabilities associated with the Equipment Leasing segment have been reclassified as “held for sale” in the accompanying consolidated condensed balance sheet.

CONFERENCE CALL

Management has scheduled a conference call for Thursday, December 9, 2021 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company's fiscal 2022 third quarter results.  To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time.  Investors may also listen to the conference live on the MIND Technology website,  http://mind-technology.com, by logging onto the site and clicking “Investor Relations.”  A telephonic replay of the conference call will be available through December 16, 2021 and may be accessed by calling (201) 612-7415 and using passcode 13725279#.  A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Dennard Lascar Investor Relations by email MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries.  Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom.  Its Seamap and Klein units, design, manufacture and sell specialized, high performance, marine sonar and seismic equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended October 31, 2021 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements.  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	October 31, 2021	January 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$622	$4,611
Accounts receivable, net of allowance for doubtful accounts of $481 and $948 at October 31, 2021 and January 31, 2021, respectively	9,478	4,747
Inventories, net	11,498	11,453
Prepaid expenses and other current assets	1,157	1,659
Assets held for sale	588	4,321
Total current assets	23,343	26,791
Property and equipment, net	4,346	4,751
Operating lease right-of-use assets	1,424	1,471
Intangible assets, net	6,190	6,750
Total assets	$35,303	$39,763
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,190	$1,704
Deferred revenue	314	208
Accrued expenses and other current liabilities	3,396	2,912
Income taxes payable	1,060	1,041
Operating lease liabilities - current	308	1,008
Liabilities held for sale	861	963
Total current liabilities	9,129	7,836
Operating lease liabilities - non-current	1,116	463
Notes payable	—	850
Deferred tax liability	198	198
Total liabilities	10,443	9,347
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; 1,250 and 1,038 shares issued and outstanding at October 31, 2021 and January 31, 2021, respectively	28,248	23,104
Common stock, $0.01 par value; 40,000 shares authorized; 15,704 and 15,681 shares issued at October 31, 2021 and January 31, 2021, respectively	157	157
Additional paid-in capital	128,702	128,241
Treasury stock, at cost (1,931 and 1,929 shares at October 31, 2021 and January 31, 2021, respectively)	(16,862)	(16,860)
Accumulated deficit	(111,046)	(99,870)
Accumulated other comprehensive loss	(4,339)	(4,356)
Total stockholders’ equity	24,860	30,416
Total liabilities and stockholders’ equity	$35,303	$39,763

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2021	2020	2021	2020
Revenues:
Sale of marine technology products	$8,347	$6,541	$19,348	$14,814
Total revenues	8,347	6,541	19,348	14,814
Cost of sales:
Sale of marine technology products	5,177	4,267	13,411	10,039
Total cost of sales	5,177	4,267	13,411	10,039
Gross profit	3,170	2,274	5,937	4,775
Operating expenses:
Selling, general and administrative	3,903	2,973	11,098	8,915
Research and development	826	912	2,567	2,077
Impairment of intangible assets	—	—	—	2,531
Depreciation and amortization	494	662	1,717	2,092
Total operating expenses	5,223	4,547	15,382	15,615
Operating loss	(2,053)	(2,273)	(9,445)	(10,840)
Other income:
Other, net	33	12	1,037	68
Total other income	33	12	1,037	68
Loss from continuing operations before income taxes	(2,020)	(2,261)	(8,408)	(10,772)
(Provision) benefit for income taxes	(59)	(109)	(111)	79
Loss from continuing operations	(2,079)	(2,370)	(8,519)	(10,693)
Loss from discontinued operations, net of income taxes	(499)	(1,220)	(703)	(6,143)
Net loss	$(2,578)	$(3,590)	$(9,222)	$(16,836)
Preferred stock dividends	(688)	(559)	(1,954)	(1,677)
Net loss attributable to common stockholders	$(3,266)	$(4,149)	$(11,176)	$(18,513)
Net loss per common share - Basic
Continuing operations	$(0.20)	$(0.24)	$(0.76)	$(1.01)
Discontinued operations	$(0.04)	$(0.10)	$(0.05)	$(0.50)
Net loss	$(0.24)	$(0.34)	$(0.81)	$(1.51)
Net loss per common share - Diluted
Continuing operations	$(0.20)	$(0.24)	$(0.76)	$(1.01)
Discontinued operations	$(0.04)	$(0.10)	$(0.05)	$(0.50)
Net loss	$(0.24)	$(0.34)	$(0.81)	$(1.51)
Shares used in computing net loss per common share:
Basic	13,774	12,313	13,769	12,223
Diluted	13,774	12,313	13,769	12,223

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Nine Months Ended October 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(9,222)	$(16,836)
Adjustments to reconcile net loss to net cash used in operating activities:
PPP loan forgiveness	(850)	—
Depreciation and amortization	1,721	3,920
Stock-based compensation	419	562
Impairment of intangible assets	—	2,531
Loss on disposal of discontinued operations	—	1,859
(Recovery) provision for doubtful accounts, net of charge offs	(453)	470
Provision for inventory obsolescence	388	256
Gross profit from sale of lease pool equipment	—	(1,326)
Gross profit from sale of other equipment	(155)	(303)
Deferred tax expense	—	(32)
Changes in:
Accounts receivable	(4,444)	3,640
Unbilled revenue	(27)	(6)
Inventories	(183)	762
Prepaid expenses and other current and long-term assets	(293)	1,065
Income taxes receivable and payable	3	390
Accounts payable, accrued expenses and other current liabilities	1,696	(1,827)
Deferred revenue	172	72
Net cash used in operating activities	(11,228)	(4,803)
Cash flows from investing activities:
Purchases of seismic equipment held for lease	—	(110)
Purchases of property and equipment	(139)	(64)
Sale of used lease pool equipment	—	2,010
Sale of assets held for sale	3,187	734
Sale of a business	761	—
Net cash provided by investing activities	3,809	2,570
Cash flows from financing activities:
Purchase of treasury stock	(2)	—
Net proceeds from preferred stock offering	5,145	—
Net proceeds from common stock offering	43	1,291
Preferred stock dividends	(1,842)	(1,118)
Proceeds from PPP loans	—	1,607
Net cash provided by financing activities	3,344	1,780
Effect of changes in foreign exchange rates on cash, cash equivalents and restricted cash	86	(117)
Net decrease in cash, cash equivalents and restricted cash	(3,989)	(570)
Cash, cash equivalents and restricted cash, beginning of period	4,611	3,234
Cash, cash equivalents and restricted cash, end of period	$622	$2,664

MIND TECHNOLOGY, INC.

Reconciliation of Net Loss From Continuing Operations and Net Cash Used in Operating Activities to EBITDA and

Adjusted EBITDA From Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2021	2020	2021	2020
Reconciliation of Net loss from Continuing Operations to EBITDA and Adjusted EBITDA
Net loss from continuing operations	$(2,079)	$(2,370)	$(8,519)	$(10,693)
Depreciation and amortization	494	662	1,717	2,092
Provision (benefit) for income taxes	59	109	111	(79)
EBITDA from continuing operations (1)	(1,526)	(1,599)	(6,691)	(8,680)
Non-cash foreign exchange losses	42	35	124	79
Stock-based compensation	183	113	419	562
Impairment of intangible assets	—	—	—	2,531
Adjusted EBITDA from continuing operations (1)	$(1,301)	$(1,451)	$(6,148)	$(5,508)
Reconciliation of Net Cash Used in Operating Activities to EBITDA
Net cash used in operating activities	$(4,038)	$(2,237)	$(11,228)	$(4,803)
PPP loan forgiveness	—	—	850	—
Stock-based compensation	(183)	(113)	(419)	(562)
Provision for inventory obsolescence	(38)	(22)	(83)	(67)
Changes in accounts receivable (current and long-term)	4,417	1,003	4,883	(2,178)
Interest paid	—	11	—	34
Taxes paid, net of refunds	2	(27)	149	219
Gross profit from sale of other equipment	—	303	155	303
Changes in inventory	(393)	(1,462)	130	(762)
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	(1,468)	685	(1,800)	1,441
Impairment of intangible assets	—	—	—	(2,531)
Changes in prepaid expenses and other current and long-term assets	42	(162)	543	(631)
Other	133	422	129	857
EBITDA from continuing operations (1)	$(1,526)	$(1,599)	$(6,691)	$(8,680)

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets, other non-cash tax related items and non-cash costs of lease pool equipment sales. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.